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EXHIBIT 4.4(c)

NAVTEQ CORPORATION

2001 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

STOCK OPTION AGREEMENT

I.    NOTICE OF STOCK OPTION GRANT

  «FirstName» «LastName»
  «Address1»
  «City», «State» «Zip»
  «Country»

        You have been granted an option (this "Option") under the NAVTEQ Corporation 2001 Stock Option Plan for French Employees, as amended through the date hereof (the "Plan"), to purchase shares of Common Stock of the Company (each a "Share" and, collectively, the "Shares"), subject to the terms and conditions of both the Plan and this Stock Option Agreement (this "Option Agreement"), as follows:

Grant Number:	«GrantNo»
Date of Grant:	«GrantDate»
Vesting Commencement Date:	«AgrmntVestCommDate»
Exercise Price per Share:	USD $«Price»
Total Number of Shares Subject to this Option:	«SharesGranted»
Total Exercise Price:	USD $«TotalExerPrice»
Expiration Date:	«ExpirationDate»
Type of Option:	Non-Qualified Stock Option

  Exercisability and Vesting:

        Notwithstanding anything herein to the contrary, this Option may be exercised only to the extent it has become vested. This Option will vest and become exercisable with respect to 12/48th of the Shares one year from the Vesting Commencement Date and an additional 1/48th of the Shares on the first day of each month thereafter, in each case, subject to your continuous Status as an Employee on such date.

        This Option may be exercised to the extent vested for three (3) months after termination of your employment relationship, or such longer period as may be applicable upon the death or Disability of Optionee as provided in the Plan.

        Notwithstanding the above, in the event of dismissal of the Optionee for intentional/non intentional serious misconduct, all the Options granted to the Optionee are null and void as of right from the date of notification of the dismissal decision.

        The Options under this article are to be understood as the sole Options the Optionee is entitled to exercise during the year of occurrence of one of the above mentioned events. The Options the Optionee is not entitled to exercise on the date of occurrence of one of such events are null and void as of right.

II.    AGREEMENT

        1.     Grant of Option.    The Board of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee" or "you") this Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of both the Plan, which is incorporated herein by reference, and this Option Agreement. Subject to Section 14 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used in this Option Agreement but not otherwise defined herein shall have the meaning ascribed to each such term in the Plan.

  2.
  Exercise of Option.

            (a)   Right to Exercise.    This Option shall be exercisable on or prior to the Expiration Date (as set forth in the Notice of Grant) in accordance with the Exercisability and Vesting provisions set forth in the Notice of Grant and in accordance with the other applicable provisions of this Option Agreement and the Plan. In the event of Optionee's death, Disability or other termination of Optionee's employment relationship with the Company, the exercisability of this Option shall be governed by the applicable provisions of the Plan and this Option Agreement.

            (b)   Method of Exercise.    This Option shall be exercisable by delivery of an exercise notice to the Company, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company or the Subsidiary pursuant to the provisions of the Plan (including, but not limited to, restrictions on transfer that comply with Applicable Laws), and by delivery of a subscription agreement to the Subsidiary, in the form attached as Exhibit B (the "Subscription Agreement"). Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue to the Optionee (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. The Exercise Notice and Subscription Agreement shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Subsidiary. The Exercise Notice and Subscription Agreement shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Subsidiary of such fully executed Exercise Notice and Subscription Agreement accompanied by such aggregate Exercise Price. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Company's Common Stock is then listed. Assuming such compliance, the Exercised Shares shall be considered, for income tax purposes, transferred to the Optionee on the date this Option is exercised with respect to such Exercised Shares.

        3.     Method of Payment.    Payment shall be denominated in U.S. Dollars unless otherwise determined by the Administrator. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a)   cash or check;

          (b)   wire transfer;

          (c)   delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of this Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; and/or

          (d)   surrender of other shares of Common Stock of the Company (via actual delivery or attestation) which have been owned by the Optionee for more than six (6) months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

        4.     Non-Transferability of Option.    This Option may not be transferred in any manner other than by will or by the laws of descent or distribution. This Option may be exercised during the lifetime of Optionee only by the Optionee in accordance with the terms of the Plan and this Option Agreement. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        5.     Term of this Option.    This Option may not be exercised, in whole or in part, after the Expiration Date set forth in the Notice of Grant.

        6.     Lock-Up Period.    Optionee hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company's equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the "Market Standoff Period"), except as part of such underwritten registration if otherwise permitted. In addition, Optionee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 6. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        7.     Termination of Employment.

          (a)   The options granted to Optionee may be exercised within a period of:

      (i)
      6 months, in case of the death of the Optionee,

      (ii)
      12 months, in case of permanent disability of the Optionee,

      (iii)
      3 months, in case of departure of the Beneficiary from the Company or one of the companies or intercompany partnerships (groupements d'intérét économique) of the Company for a reason other than dismissal for intentional/non intentional serious misconduct, as from the effective date of termination of the Optionee's office for one of the above mentioned reasons.

        8.     Restrictions on Exercise/Legal Compliance.    This Option may not be exercised (a) until such time as the Plan has been approved by the stockholders of the Company, or (b) if the issuance of any Share upon such exercise or the method of payment of consideration for any such Share would constitute a violation of any Applicable Law. Optionee represents that when Optionee exercises this

Option, Optionee will be purchasing Shares for Optionee's own account and not on behalf of others. Optionee understands and acknowledges that federal, state and foreign securities laws govern and restrict Optionee's right to offer, sell or otherwise dispose of Shares issued upon exercise of this Option unless such offer, sale or other disposition thereof is registered under the Securities Act and state or foreign securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Optionee agrees that Optionee will not offer, sell or otherwise dispose of any Share in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any state or other federal law or any Applicable Law, or (iii) violate any agreement between Optionee and the Company, including this Option Agreement. Optionee further understands that all certificates evidencing Shares purchased hereunder will bear such legends as the Company deems necessary or desirable with respect to the Securities Act and/or other rules, regulations or laws or any Applicable Law.

        9.     Nontransferability of Optioned Stock for Four Years.    The Optioned Stock may not be transferred for four years from the date of grant of this Option or such other period of time as provided in Article 163 bis C of the French Tax Code (the "Time Limit"); provided, however, that in the event of any of the following events the Optioned Stock may be sold prior to the Time Limit: (1) the redundancy of Optionee (so long as this Option is exercised at least three months prior to termination of employment); (2) retirement of Optionee (so long as this Option is exercised at least three months prior to termination of employment); (3) disability of Optionee (within the second and third categories provided in the French Social Security Code); and (4) upon the death of the Optionee (so long as this Option is exercised no more than six months after the Optionee's death).

        10.   Term of this Option.    This Option may not be exercised, in whole or in part, after the Expiration Date set forth in the Notice of Grant.

        11.   Tax Consequences.    THE COMPANY MAKES NO REPRESENTATIONS OF ANY KIND REGARDING THE TAXATION OF THIS OPTION AND THE SHARES PURCHASED HEREUNDER. OPTIONEE IS STRONGLY ENCOURAGED TO CONSULT HIS OR HER PERSONAL TAX ADVISER REGARDING THE APPROPRIATE TAX TREATMENT OF THIS OPTION AND THE SHARES PURCHASED HEREUNDER. OPTIONEE ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

        12.   Entire Agreement; Governing Law.    The Plan is incorporated herein by reference. The Plan and this Option Agreement (including the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the laws of the State of Delaware, except for that body of law pertaining to conflict of laws, and the laws of the United States of America. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        13.   No guarantee of employment.    Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting provisions set forth herein is earned only by continuing service as an employee, in each case at the will of the company (and not through the act of being hired, being granted an option or purchasing shares hereunder). Optionee further acknowledges and agrees that this option agreement, the transactions contemplated hereunder and the vesting provisions set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with optionee's right or the company's right to terminate optionee's employment at any time, with or without cause.

        14.   Optionee hereby consents to receive information regarding the Company electronically at Optionee's Company e-mail address, including, but not limited to, information regarding the Plan and information distributed to the Company's stockholders

        15.   You agree that You will not use Your Option award hereunder, the Exercise Price per Share for Your Option award, the Fair Market Value of the Company's Common Stock determined by the Company's Board of Directors in connection with the granting of Your Option award, or the fair market value of the Company determined by the Company's Board of Directors upon which such Fair Market Value was based (or any analyses, valuations, opinions or advice relating thereto), or any deliberations or discussions of the Company's Board of Directors or advisors (including any records thereof) in connection with any of the same, in any way to dispute, interfere with, or otherwise contest the conversion of those Preferred Shares of the Company that had been held by Philips Consumer Electronic Services B.V., and were convertible to Common Stock on October 1, 2002. You also agree that You are not entitled to any damages, consideration, or compensation of any sort from any person or entity in connection with Your Option award resulting from, or in any way related to, the conversion of such Preferred Shares, the issuance of common shares in connection with such conversation, or otherwise. You agree that Your Option award fulfills any and all promises and/or representations, written or oral, made to You in connection with Your employment by NAVTEQ up to and including the actual date of Your signature on this Stock Option Agreement.

        By your signature and the signature of the Company's representative below, you and the Company hereby agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement (including the Notice of Grant). In addition, your signature below evidences your acknowledgment that you have reviewed the Plan and this Option Agreement in their entirety, you have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and you fully understand all provisions of the Plan, the U.S. Plan and this Option Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and/or this Option Agreement. You also acknowledge and understand that the Plan Administrator has the authority to act in certain circumstances without your consent, including, but not limited to, the authority to adjust the terms and conditions of this Agreement in the event of certain Corporate Transactions and other Events, as described in Section 11 of the Plan, and such actions could negatively impact your rights under this Agreement. Additionally, you agree to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	NAVTEQ CORPORATION
Signature	/s/ JUDSON GREEN By
Print Name	Judson Green Print Name
Residence Address	President and CEO Title
City, State, Zip
Country

EXHIBIT A

NAVTEQ CORPORATION

2001 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

EXERCISE NOTICE

NAVTEQ Corporation
c/o French Subsidiary

Attention: General Secretary

        1.     Exercise of Option. Effective as of today,                            ,             , the undersigned ("Optionee") hereby elects to purchase shares (the "Shares") of the Common Stock of NAVTEQ Corporation (the "Company") under and pursuant to the 2001 Stock Option Plan for French Employees, as amended through the date hereof (the "Plan"), and the Stock Option Agreement dated                            ,             (the "Option Agreement"). The aggregate purchase price for the Shares being purchased hereunder shall be $                  , as required by the Option Agreement.

        2.     Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares being purchased hereunder.

        3.     Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

  4.
  Rights as Stockholder.

          (a)   Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to any such Share, notwithstanding the exercise of this Option.

          (b)   Drag-Along Right. Notwithstanding anything contained herein to the contrary, if at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, collectively the "Transferring Stockholders") proposes to enter into any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction (a "Change-in-Control Transaction"), the Company may require the Optionee to participate in such Change-in-Control Transaction with respect to all or such number of the Optionee's Shares as the Company may specify in its discretion, by giving the Optionee written notice thereof at least ten days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Optionee shall tender the specified number of Shares, at the same price and upon the same terms and conditions applicable to the Transferring Stockholders in the transaction or, in the discretion of the acquirer or successor to the Company, upon payment of the purchase price to the Optionee in immediately available funds.

        5.     Tax Consultation. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        6.     Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Agreement is governed by the laws of the State of Delaware, except for that body of law pertaining to conflict of laws, and the laws of the United States of America. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Submitted by:	Accepted by:
OPTIONEE:	NAVTEQ CORPORATION

Signature	By
Print Name	Title
Address	Date Accepted
City, State, Zip
Country

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  EXHIBIT 4.4(c)